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                                                                   EXHIBIT 10(B)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
The Travelers Insurance Company


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP

Hartford, Connecticut
April 17, 1998